UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

URSTADT BIDDLE PROPERTIES INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	04-2458042
(State of incorporation or organization)	(IRS Employer Identification No.)

321 Railroad Avenue
Greenwich, CT	06830
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be Registered
7.125% Series F Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.       ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.       ☐

Securities Act registration statement file number to which this form relates:  333-177049

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the 7.125% Series F Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (the “Series F Preferred Stock”), which are to be registered under this registration statement, is contained under the caption “Description of the Series F Preferred Stock” in the Prospectus Supplement, dated October 17, 2012, to the Prospectus, dated October 17, 2011, constituting a part of the Registration Statement on Form S-3 (File No. 333-177049) of Urstadt Biddle Properties Inc. (the “Company”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).  Such description and the related information contained under the caption “Description of Capital Stock” in the Prospectus, dated October 17, 2011, are incorporated by reference into this registration statement, and any description of the Series F Preferred Stock included in a form of Prospectus Supplement subsequently filed by the Company under Rule 424(b) under the Securities Act relating to the Series F Preferred Stock will be deemed to be incorporated by reference into this registration statement.

Item 2.  Exhibits.

3.1

(a)

Amended Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to Company’s Statement on Form S-4/A filed January 23, 1997 (SEC File No. 333-19113)).

(b)

Articles Supplementary of the Company (incorporated by reference to Annex A of Exhibit 4.1 of the Company’s Current Report on Form 8-K dated August 3, 1998 (SEC File No. 001-12803)).

(c)

Articles Supplementary of the Company (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-3 filed on August 8, 2003 (SEC File No. 333-107803)).

(d)

Articles Supplementary of the Company (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K dated April 11, 2005 (SEC File No. 001-12803)).

(e)

Certificate of Correction to the Articles Supplementary of the Company (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K dated May 3, 2005 (SEC File No. 001-12803)).

(f)

Articles Supplementary of the Company (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K dated May 3, 2005 (SEC File No. 001-12803)).

(g)

Articles Supplementary of the Company (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K dated June 7, 2005 (SEC File No. 001-12803)).

(h)

Articles Supplementary of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q dated June 6, 2008 (SEC File No. 001-12803)).

(i)

Articles Supplementary of the Company designating the rights and preferences of the Series F Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated October 22, 2012 (SEC File No. 001-12803)).

3.2

Bylaws of the Company, Amended and Restated as of December 12, 2007 (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K dated December 18, 2007 (SEC File No. 001-12803)).

4.1

Form of Certificate representing the Series C Preferred Stock of the Company (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3/A filed on September 19, 2003 (SEC File No. 333-107803)).

4.2

Form of Certificate representing the Series D Preferred Stock of the Company (incorporated by reference to Exhibit 16.1 to the Company’s Registration Statement on Form 8-A filed on April 11, 2005 (SEC File No. 001-12803)).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

URSTADT BIDDLE PROPERTIES INC.
(Registrant)

DATE: October 22, 2012	By: /s/ Thomas D. Myers Thomas D. Myers Executive Vice President, Secretary and Chief Legal Officer

EXHIBIT INDEX

3.1

(a)

Amended Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to Company’s Statement on Form S-4/A filed January 23, 1997 (SEC File No. 333-19113)).

(b)

Articles Supplementary of the Company (incorporated by reference to Annex A of Exhibit 4.1 of the Company’s Current Report on Form 8-K dated August 3, 1998 (SEC File No. 001-12803)).

(c)

Articles Supplementary of the Company (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-3 filed on August 8, 2003 (SEC File No. 333-107803)).

(d)

Articles Supplementary of the Company (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K dated April 11, 2005 (SEC File No. 001-12803)).

(e)

Certificate of Correction to the Articles Supplementary of the Company (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K dated May 3, 2005 (SEC File No. 001-12803)).

(f)

Articles Supplementary of the Company (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K dated May 3, 2005 (SEC File No. 001-12803)).

(g)

Articles Supplementary of the Company (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K dated June 7, 2005 (SEC File No. 001-12803)).

(h)

Articles Supplementary of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q dated June 6, 2008 (SEC File No. 001-12803)).

(i)

Articles Supplementary of the Company designating the rights and preferences of the Series F Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated October 22, 2012 (SEC File No. 001-12803)).

3.2

Bylaws of the Company, Amended and Restated as of December 12, 2007 (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K dated December 18, 2007 (SEC File No. 001-12803)).

4.1

Form of Certificate representing the Series C Preferred Stock of the Company (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3/A filed on September 19, 2003 (SEC File No. 333-107803)).

4.2

Form of Certificate representing the Series D Preferred Stock of the Company (incorporated by reference to Exhibit 16.1 to the Company’s Registration Statement on Form 8-A filed on April 11, 2005 (SEC File No. 001-12803)).